Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-182475 on Form S-3 of our report dated October 31, 2011, with respect to the consolidated financial statements of Pure Bioscience, Inc., appearing in the Annual Report on Form 10-K of Pure Bioscience, Inc. for the year ended July 31, 2011, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
July 25, 2012